As filed with the Securities and Exchange Commission on October 9, 2008
Registration No. 333 —

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE SCOTTS MIRACLE-GRO COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-1414921

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041

(Address of Principal Executive Offices)	(Zip Code)
The Scotts Company LLC Executive Retirement Plan
(Full title of the plan)
David C. Evans
Executive Vice President
and Chief Financial Officer
The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, Ohio 43041
(Name and address of agent for service)
(937) 644-0011
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Calculation of Registration Fee

		Proposed maximum	Proposed maximum
Title of securities to	Amount to be	offering price per	aggregate offering	Amount of
be registered	registered	share	price (2)	registration fee
Deferred Compensation Obligations (1)	$12,000,000	100%	$12,000,000	$471.60
Common Shares, without par value (1)	548,446	$21.88 (3)	$12,000,000	N/A
Total Registration Fee	N/A	N/A	N/A	$471.60

(1)	The Deferred Compensation Obligations being registered are general unsecured obligations of The Scotts Company LLC (“Scotts LLC”), a wholly-owned subsidiary of The Scotts Miracle-Gro Company (the “Registrant” or “SMG”), and of affiliates of Scotts LLC including the Registrant (collectively, the “Company”) under The Scotts Company LLC Executive Retirement Plan (the “Plan”). Participants in the Plan may direct that Deferred Compensation Obligations be treated as credited to one or more benchmarked investment funds, including an SMG stock fund (reflecting common shares of the Registrant). Distributions in respect of Deferred Compensation Obligations which are treated as credited to the SMG stock fund are made in common shares of the Registrant. Accordingly, reference is made in the above table to the maximum number of common shares of the Registrant that may be distributed in respect of such Deferred Compensation Obligations if they are all treated as credited to the SMG stock fund.

(2)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(3)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Registrant’s common shares as reported on the New York Stock Exchange on October 7, 2008.

Part I
Part II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS
EX-4.4
EX-4.5
EX-4.6
EX-4.7
EX-4.8
EX-4.9
EX-4.10
EX-5.1
EX-23.2
EX-24.1

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in The Scotts Company LLC Executive Retirement Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Commission allows the Registrant to “incorporate by reference” in this Registration Statement the information in the documents that the Registrant files with the Commission, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Registration Statement. The following documents, filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof:
•	the Annual Report on Form 10-K of the Registrant for the fiscal year ended September 30, 2007, filed with the Commission on November 29, 2007 (File No. 1-13292);

•	the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended December 29, 2007, filed with the Commission on February 7, 2008 (File No. 1-13292);

•	the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended March 29, 2008, filed with the Commission on May 8, 2008 (File No. 1-13292);

•	the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended June 28, 2008, filed with the Commission on August 7, 2008 (File No. 1-13292);

•	the Current Reports on Form 8-K filed by the Registrant with the Commission on November 1, 2007, December 7, 2007, December 17, 2007, December 20, 2007, December 21, 2007, January 29, 2008, February 6, 2008, April 15, 2008, April 24, 2008, April 25, 2008, May 5, 2008, May 22, 2008, June 4, 2008, July 1, 2008, July 3,

2008, August 1, 2008, August 22, 2008, September 12, 2008, September 17, 2008, and September 18, 2008 (File No. 1-13292); and

•	the description of the Registrant’s common shares, without par value, contained in the Registrant’s Current Report on Form 8-K filed with the Commission on March 24, 2005, together with any subsequent registration statement or report filed for the purpose of updating such description.
     All documents which may be filed by the Registrant with the Commission pursuant to Section 13(a), Section 13(c), Section 14 or
Section 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under The Scotts Company LLC Executive Retirement Plan pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the Commission in accordance with the Commission’s rules, such information or exhibit is specifically not incorporated by reference into this Registration Statement.
     Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Common Shares
     The common shares, without par value, of the Registrant are registered under Section 12 of the Exchange Act. Accordingly, in accordance with the instructions to Item 4 of Part II of Form S-8, no description of such common shares is provided hereunder.
Deferred Compensation Obligations
     The Deferred Compensation Obligations being registered are general unsecured obligations of The Scotts Company LLC (“Scotts LLC”), a wholly-owned subsidiary of the Registrant, and of affiliates of Scotts LLC including the Registrant (collectively, the “Company”) under The Scotts Company LLC Executive Retirement Plan (the “ERP”).
     The ERP is a non-qualified deferred compensation plan which, among other things, provides eligible employees the opportunity to defer compensation above specified statutory limits applicable to The Scotts Company LLC Retirement Savings Plan (the “RSP”) and with respect to Executive Incentive Pay (as defined in the ERP) awarded to such eligible employees.

     The amounts which may be deferred by participants, the contributions which may be made by the Company, details regarding the treatment of deferred compensation obligations as credited to one or more benchmarked investment funds, including an SMG stock fund (reflecting common shares of the Registrant), vesting requirements and distribution rules are set forth in the ERP.
     The Company is also authorized to grant retention awards under the ERP to participants and in amounts, each as determined in the sole discretion of the Company. The retention awards will be governed by agreements between each participant and the participant’s employer, which will specify, among other things, the vesting requirements and distribution rules that apply to each retention award.
     The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. Any and all payments made to any participant pursuant to the ERP will be made only from the general assets of the Company. All ERP accounts are bookkeeping accounts only and do not represent a claim against specific assets of the Company. As permitted by the terms of the ERP, the Company has established a rabbi trust to assist it in discharging its obligations under the ERP. The assets of the rabbi trust remain, at all times, the assets of the Company subject to the claims of its creditors.
     The ERP contains no limitations on the rights of the Company to issue senior debt or other securities. No events of default exist under the ERP nor is any absence of default evidence required.
     The ERP may, at any time, be amended, modified or terminated by the Compensation and Organization Committee of the Board of Directors of the Registrant. However, no amendment, modification or termination of the ERP may, without the consent of a participant, adversely affect such participant’s rights with respect to amounts then credited to the participant’s account under the ERP. The ERP will remain in effect until terminated.
     The foregoing description of the ERP and the deferred compensation obligations registered pursuant to this Registration Statement is qualified in its entirety by reference to the full text of the ERP and the amendments thereto that are in effect as of the date of this Registration Statement, which are filed as Exhibits 4.4 through 4.10 to this Registration Statement. Each such exhibit is incorporated herein by reference in its entirety pursuant to Rule 411(b)(3) of the Securities Act.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Article Five of the Code of Regulations of the Registrant governs the indemnification of officers and directors of the Registrant. Article Five provides:
     Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
     Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:
     (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
     (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

     Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
     Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Union County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
     Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
     (A) if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or
     (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Union County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.
     Section 5.06. Article FIVE Not Exclusive. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to, trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     Section 5.08. Certain Definitions. For purposes of this Article FIVE, and as examples and not by way of limitation:
     (A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
     (B) References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article FIVE.
     Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Union County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Union County, Ohio in any such action, suit or proceeding.
     Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:
     (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
     (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
     (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.
     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(l) or (2) of this section. Such determination shall be made as follows:

     (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
     (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
     (c) By the shareholders;
     (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
     Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     (5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:
     (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
     (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
     (b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.
     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
     (9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Article 13 of the Employment Agreement between The Scotts Company LLC and each of the following executive officers of the Registrant — Mark R. Baker, President and Chief Operating Officer; David C. Evans, Executive Vice President and Chief Financial Officer; Barry W. Sanders, Executive Vice President, North America; Denise S. Stump, Executive Vice President, Global Human Resources; and Vincent C. Brockman, Executive Vice President and General Counsel — addresses indemnification of such executive officers as follows:
     Article 13. Indemnification
The Company [The Scotts Company LLC] hereby covenants and agrees to indemnify and hold harmless the Executive against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses, losses, and damages resulting from the Executive’s performance of his [her] duties and obligations under the terms of this Agreement; provided however, the Executive acted in good faith and in a manner he [she] reasonably believed to be in or not opposed to the best interests of the Company or its shareholders, and with respect to a criminal action or proceeding, the Executive had no reasonable cause to believe his [her] conduct was unlawful.
     The Registrant maintains insurance policies providing for indemnification of directors and officers and for reimbursement to the Registrant for monies which it may pay as indemnity to any director or officer, subject to the conditions and exclusions of the policies.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.
     The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1
Initial Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on November 22, 2004, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 24, 2005 [File No. 1-13292]

4.2
Certificate of Amendment by Shareholders to Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on March 18, 2005, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 24, 2005 [File No. 1-13292]

Exhibit No.	Description

4.3	Code of Regulations of The Scotts Miracle-Gro Company, incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on March 24, 2005 [File No. 1-13292]

4.4	The Scotts Company Executive Retirement Plan (executed on November 19, 1998 and effective as of January 1, 1999)

4.5	First Amendment to The Scotts Company Executive Retirement Plan (executed as of December 23, 1998 and effective as of January 1, 1999)

4.6	Second Amendment to The Scotts Company Executive Retirement Plan (executed as of January 14, 2000 and effective as of January 1, 2000)

4.7	Third Amendment to The Scotts Company Executive Retirement Plan (executed as of December 1, 2002 and effective as of January 1, 2003)

4.8	Fourth Amendment to The Scotts Company Executive Retirement Plan (executed as of May 5, 2004 and effective as of January 1, 2004)

4.9
Fifth Amendment to The Scotts Company Executive Retirement Plan (executed on May 6, 2005 and effective as of March 18, 2005) [Amended the name of the plan to be The Scotts Company LLC Executive Retirement Plan]

4.10	Sixth Amendment to The Scotts Company LLC Executive Retirement Plan, executed and effective as of October 8, 2008

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of securities to be offered*

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm

24.1	Powers of Attorney of Executive Officers and Directors of The Scotts Miracle-Gro Company

*	The common shares, without par value, of The Scotts Miracle-Gro Company being registered pursuant to this Registration Statement will not be original issuance securities. Accordingly, in accordance with the instructions to Item 8(a) of Part II of Form S-8, no opinion of counsel as to the legality of such common shares is required or provided hereunder.

Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(l)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and,

where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
[Remainder of page intentionally left blank;
signatures on following page.]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 9th day of October, 2008.

THE SCOTTS MIRACLE-GRO COMPANY
By:	/s/ James Hagedorn
James Hagedorn
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 9, 2008.

Signature	Title

/s/ Mark R. Baker	President, Chief Operating Officer and Director
Mark R. Baker

/s/ Arnold W. Donald*	Director
Arnold W. Donald

/s/ David C. Evans	Executive Vice President
David C. Evans	and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph P. Flannery*	Director
Joseph P. Flannery

/s/ James Hagedorn	Chairman of the Board and Chief Executive
James Hagedorn	Officer (Principal Executive Officer) and Director

/s/ Thomas N. Kelly Jr.*	Director
Thomas N. Kelly Jr.

/s/ Carl F. Kohrt, Ph.D.*	Director
Carl F. Kohrt, Ph.D.

Signature	Title

/s/ Katherine Hagedorn Littlefield*	Director
Katherine Hagedorn Littlefield

/s/ Karen G. Mills*	Director
Karen G. Mills

/s/ Nancy G. Mistretta*	Director
Nancy G. Mistretta

/s/ Patrick J. Norton*	Director
Patrick J. Norton

/s/ Stephanie M. Shern*	Director
Stephanie M. Shern

/s/ John S. Shiely*	Director
John S. Shiely

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the directors of the Registrant identified above pursuant to Powers of Attorney executed by the directors identified above, which Powers of Attorney are filed with this Registration Statement on Form S-8 as exhibits.

/s/ David C. Evans By: David C. Evans, Attorney-in-Fact
Date: October 9, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

4.1
Initial Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on November 22, 2004, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of The Scotts Miracle-Gro Company (the “Registrant”) filed on March 24, 2005 [File No. 1-13292]

4.2
Certificate of Amendment by Shareholders to Articles of Incorporation of The Scotts Miracle-Gro Company as filed with the Ohio Secretary of State on March 18, 2005, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 24, 2005 [File No. 1-13292]

4.3	Code of Regulations of The Scotts Miracle-Gro Company, incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on March 24, 2005 [File No. 1-13292]

4.4	The Scotts Company Executive Retirement Plan (executed on November 19, 1998 and effective as of January 1, 1999)

4.5	First Amendment to The Scotts Company Executive Retirement Plan (executed as of December 23, 1998 and effective as of January 1, 1999)

4.6	Second Amendment to The Scotts Company Executive Retirement Plan (executed as of January 14, 2000 and effective as of January 1, 2000)

4.7	Third Amendment to The Scotts Company Executive Retirement Plan (executed as of December 1, 2002 and effective as of January 1, 2003)

4.8	Fourth Amendment to The Scotts Company Executive Retirement Plan (executed as of May 5, 2004 and effective as of January 1, 2004)

4.9
Fifth Amendment to The Scotts Company Executive Retirement Plan (executed on May 6, 2005 and effective as of March 18, 2005) [Amended the name of the plan to be The Scotts Company LLC Executive Retirement Plan]

4.10	Sixth Amendment to The Scotts Company LLC Executive Retirement Plan, executed and effective as of October 8, 2008

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of securities to be offered*

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

Exhibit No.	Description

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm

24.1	Powers of Attorney of Executive Officers and Directors of The Scotts Miracle-Gro Company

*	The common shares, without par value, of The Scotts Miracle-Gro Company being registered pursuant to this Registration Statement will not be original issuance securities. Accordingly, in accordance with the instructions to Item 8(a) of Part II of Form S-8, no opinion of counsel as to the legality of such common shares is required or provided hereunder.